Exhibit 99.1

Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034
PRESS RELEASE

Avnet Reports Third Quarter Fiscal Year 2017 Results

Investing in New Global ERP System to Support Digital Transformation

Provides Fiscal 2018 Outlook Reflecting Impact of Supplier Program Changes

Phoenix, April 27, 2017 - Avnet, Inc. (NYSE:AVT) today announced results for the third quarter fiscal year 2017 ended April 1, 2017.

•	Diluted earnings per share from continuing operations of $0.69
o	Adjusted diluted EPS from continuing operations of $0.88
•	Premier Farnell sales exceeded expectations and contributed to margin expansion
•	Completed sale of Technology Solutions for ~$2.4 billion in cash and ~$250 million in Tech Data Corporation shares
•	Paid down ~$1.8 billion of debt and increased share repurchase authorization by $500 million
•	Accelerating ERP depreciation charges of approximately $18 million in FY17 and $72 million in FY18

	Third Quarters Ended
	April 1, 2017	April 2, 2016	Change
Avnet (1)	$ in millions, except per share data
Sales	$4,441.9	$4,082.0	8.8%
Constant Currency (2)			10.6%

Operating Income	114.3	150.0	(23.8)%
Adjusted Operating Income (3)	172.3	161.3	6.8%

Income from continuing operations	89.9	107.8	(16.6)%
Adjusted Income from continuing operations (3)	114.3	107.1	6.7%

Diluted EPS	$0.69	$0.82	(15.9)%
Adjusted Diluted EPS (3)	$0.88	$0.81	8.6%

(1)	The information excludes the Technology Solutions (TS) business as the sale of this business was completed during the quarter. See “Discontinued Operations,” below.
(2)

Year-over-year sales growth rate excludes the impact of changes in foreign currency exchange rates. A discussion on the impact of foreign currency on Avnet results of operations is included in Exhibit 99.2 to the Form 8-K filed with the Securities Exchange Commission on April 27, 2017 (“ Exhibit 99.2”).

(3)	Non-GAAP measures. Refer to Exhibit 99.2 for a reconciliation of non-GAAP financial information.

“Our organic revenue grew 3.4% sequentially in constant currency and adjusted operating income increased 4.8%. Our investments in e-commerce continue to yield results as digital sales exceeded a $700 million annual run rate driven by better than expected revenue at Premier Farnell where operating income margin exceeded 10%,” said Bill Amelio, CEO of Avnet. “Our EMEA team delivered another strong quarter as organic revenue grew 16% sequentially in constant currency and operating income margin increased 21 basis points. Despite near-term challenges in our upcoming quarters related to supplier losses and changes to supplier programs, we are confident our investments in digital tools and our transformation initiatives that are focused on streamlining our operations and improving our ability to serve our customers and suppliers.  This will position Avnet for future profitable growth in a rapidly changing technology supply chain environment.”

Avnet Regional Sales Results

		Year-over-Year Growth Rates
	Q3 FY17	Reported	Organic
	Sales	Sales	Sales
	(in millions)
Avnet Total	$4,441.9	8.8%	0.2%
Constant Currency (1)		10.6%	1.8%
Americas	$1,328.6	8.3%	(2.8)%
EMEA	$1,615.9	21.4%	7.4%
Constant Currency (1)		27.0%	12.3%
Asia	$1,497.4	(1.7)%	(4.2)%
Constant Currency (1)		(1.6)%	(4.1)%

(1)	Refer to Exhibit 99.2.

•	Sales increased 10.6% from the year ago quarter in constant currency
o	Organic sales increased 1.8% in constant currency
•	EMEA organic sales increased 12.3% year over year in constant currency on an organic basis, representing the 15th consecutive quarter of organic growth
•	Gross profit margin increased 142 basis points from the year ago quarter primarily due to the addition of Premier Farnell, as well as improvements in the Asia region
•	Working capital (defined as receivables plus inventories less accounts payables) increased 9.1% sequentially, primarily due to an increase in the EMEA and Asia regions

Cash Flow and Returns to Shareholders

•	Cash flow from continuing operations was a use of $163 million in the March quarter
•	Cash and cash equivalents at the end of the quarter was $1.13 billion; net debt (total debt less cash and cash equivalents) was $628 million
•	During the March quarter, the Company repurchased 3.1 million shares, representing an aggregate investment of $140.1 million
•	Entering the fourth quarter, the Company had $534.8 million remaining under the current share repurchase authorization
•	Avnet paid a dividend of $0.18 per share or $23.1 million during the quarter

“In the March quarter, we used approximately $2.4 billion of cash from the sale of our Technology Solutions business to strengthen our balance sheet and increase the amount of funds available to return to shareholders,” said Kevin Moriarty, CFO of Avnet.  “We paid down approximately $1.8 billion of debt, which will reduce our future interest expense and result in credit statistics that solidly support our investment grade credit rating.  We also increased our dividend 5.9% while allocating an additional $500 million to our share repurchase program.  In addition, we locked in the gain on our Tech Data Corporation shares to ensure that we will have another $250 million of cash available over the next twelve months.  With our strong balance sheet and improved liquidity, we are well positioned to invest in growth and our digital transformation that will drive financial performance in the future.”

ERP Update

Given the Company is now solely focused on components and has acquired significant digital resources, the Company recently performed a thorough review of both its Enterprise Resource Planning (ERP) system in the Americas (“Evolve”) and its global IT strategy going forward.  The Company has decided to pursue a global ERP system that incorporates key elements of its international ERP systems that have been successfully supporting the business for many years. In addition to supporting the Company’s emerging digital business model, the global ERP system is expected to enhance the customer experience, lower operational cost and improve global analytics.  While this system may take up to 24 months to complete, the Company will continue to invest necessary resources to modify and maintain the Evolve system in the Americas to continue to deliver support to customers and suppliers. As a result of this decision, the Company expects to recognize accelerated depreciation on the Evolve system, which will negatively impact results by approximately $18 million per quarter over the next eight quarters.

Outlook for Fourth Quarter of Fiscal 2017 Ending on July 1, 2017

•	Sales are expected to be in the range of $4.35 billion to $4.65 billion
•	Adjusted diluted earnings per share from continuing operations is expected to be in the range of $0.72 to $0.82 per share
•	The guidance assumes 127 million average diluted shares outstanding and an adjusted tax rate of 22% to 26%

Preliminary Outlook for Fiscal 2018 Ending on June 30, 2018

•	Sales are expected to be in the range of $17.3 billion to $17.7 billion
•	Adjusted diluted earnings per share from continuing operations is expected to be in the range of $3.00 to $3.50 per share
•	The guidance assumes 126 million average diluted shares outstanding and an adjusted tax rate of 22% to 26%

The above guidance excludes any additional acquisitions, the amortization of intangibles, Evolve accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments. In addition, the above guidance assumes that the average U.S. Dollar to Euro currency exchange rate for the fourth quarter of fiscal 2017 is $1.08 to €1.00. This compares with an average exchange rate of $1.13 to the Euro in the fourth quarter of fiscal 2016.

Refer to Exhibit 99.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2017, for a reconciliation of non-GAAP guidance.

Discontinued Operations

In February 2017, Avnet completed the sale of its Technology Solutions business to Tech Data Corporation.  As a result, the TS business is considered a discontinued operation.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining ERP systems and transitioning to a global ERP system, supplier losses and changes to supplier programs, the sale of the TS business, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Teleconference and Upcoming Events

Avnet will host a quarterly teleconference today at 11:00 a.m. Eastern Time. Financial information including financial statement reconciliations of GAAP to non-GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the teleconference will also be available after the call.

For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.

Visit the Avnet Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Investor Relations Contact

Avnet, Inc.

Vincent Keenan

Investor Relations

(480) 643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Corporate Communications

480-643-7499

maureen.o’leary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Third Quarters Ended		Nine Months Ended
	April 1,	April 2,	April 1,	April 2,
	2017	2016	2017	2016
	(Thousands, except per share data)
Sales	$4,441,896	$4,081,961	$12,833,559	$12,771,628
Cost of sales	3,811,910	3,561,019	11,094,733	11,189,459
Gross profit	629,986	520,942	1,738,826	1,582,169
Selling, general and administrative expenses	480,190	362,064	1,275,417	1,093,982
Restructuring, integration and other expenses	35,513	8,854	95,382	35,455
Operating income	114,283	150,024	368,027	452,732
Other income (expense), net	19,439	1,453	(30,809)	284
Interest expense	(27,534)	(21,388)	(81,518)	(64,385)
Income from continuing operations before taxes	106,188	130,089	255,700	388,631
Income tax expense	16,268	22,297	65,627	69,774
Income from continuing operations, net of tax	89,920	107,792	190,073	318,857

Income (loss) from discontinued operations, net of tax	(35,237)	15,667	36,671	90,868
Gain on sale of discontinued operations, net of tax	217,088	—	217,088	—
Income from discontinued operations, net of tax	181,851	15,667	253,759	90,868
Net income	$271,771	$123,459	$443,832	$409,725

Earnings per share - basic:
Continuing operations	$0.70	$0.83	$1.48	$2.42
Discontinued operations	1.42	0.12	1.98	0.69
Net income per share - basic	$2.12	$0.95	$3.46	$3.11

Earnings per share - diluted:
Continuing operations	$0.69	$0.82	$1.46	$2.37
Discontinued operations	1.41	0.12	1.95	0.68
Net income per share - diluted	$2.10	$0.94	$3.41	$3.05

Shares used to compute earnings per share:
Basic	128,487	129,811	127,973	131,834
Diluted	129,432	131,650	129,847	134,298
Cash dividends paid per common share	$0.18	$0.17	$0.52	$0.51

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	April 1,	July 2,
	2017	2016
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,129,233	$1,031,478
Marketable securities	261,549	—
Receivables, net	3,237,440	2,769,906
Inventories	2,771,236	2,559,921
Prepaid and other current assets	273,534	81,197
Current assets held for sale	—	2,561,471
Total current assets	7,672,992	9,003,973
Property, plant and equipment, net	526,025	453,209
Goodwill	1,140,978	621,852
Intangible assets, net	285,390	22,571
Other assets	220,393	239,133
Non-current assets held for sale	—	899,067
Total assets	$9,845,778	$11,239,805
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$32,574	$1,152,599
Accounts payable	1,731,275	1,590,777
Accrued expenses and other	880,794	394,888
Current liabilities held for sale	—	1,804,229
Total current liabilities	2,644,643	4,942,493
Long-term debt	1,724,234	1,339,204
Other liabilities	377,328	223,053
Non-current liabilities held for sale	—	43,769
Total liabilities	4,746,205	6,548,519
Shareholders’ equity	5,099,573	4,691,286
Total liabilities and shareholders’ equity	$9,845,778	$11,239,805

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	April 1,	April 2,
	2017	2016
	(Thousands)
Cash flows from operating activities:
Net income	$443,832	$409,725
Less: Income from discontinued operations, net of tax	253,759	90,868
Income from continuing operations	190,073	318,857

Non-cash and other reconciling items:
Depreciation	63,800	50,789
Amortization	34,185	5,900
Deferred income taxes	(15,562)	3,963
Stock-based compensation	41,778	47,724
Other, net	10,563	28,687
Changes in (net of effects from businesses acquired and divested):
Receivables	(335,617)	254,305
Inventories	86,103	(351,731)
Accounts payable	86,120	(103,236)
Accrued expenses and other, net	(20,977)	(73,147)
Net cash flows provided by operating activities - continuing operations	140,466	182,111
Net cash flows (used) provided by operating activities - discontinued operations	(325,096)	115,016
Net cash flows (used) provided by operating activities	(184,630)	297,127

Cash flows from financing activities:
Issuance of notes, net of issuance costs	296,374	542,043
Repayment of notes	(530,800)	(250,000)
Borrowings (repayments) under accounts receivable securitization, net	(492,000)	(400,012)
Borrowings (repayments) of bank and revolving debt, net	(168,386)	412,253
Borrowings of term loans	530,756	—
Repayments of term loans	(511,358)	—
Repurchases of common stock	(124,598)	(334,177)
Dividends paid on common stock	(66,477)	(66,944)
Other, net	15,838	(12,028)
Net cash flows used for financing activities - continuing operations	(1,050,651)	(108,865)
Net cash flows provided by financing activities - discontinued operations	3,447	36,227
Net cash flows used for financing activities	(1,047,204)	(72,638)

Cash flows from investing activities:
Purchases of property, plant and equipment	(107,960)	(106,776)
Acquisitions of businesses, net of cash acquired	(801,164)	—
Other, net	18,404	9,559
Net cash flows used for investing activities - continuing operations	(890,720)	(97,217)
Net cash flows provided (used) for investing activities - discontinued operations	2,235,384	(25,092)
Net cash flows provided (used) for investing activities	1,344,664	(122,309)

Effect of currency exchange rate changes on cash and cash equivalents	(15,075)	1,752
Net change in cash and cash equivalents	97,755	103,932
Cash and cash equivalents at beginning of period	1,031,478	932,553
Cash and cash equivalents at end of period	$1,129,233	$1,036,485